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                                                               EXHIBIT 23.1

           INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

  We consent to the use in Amendment No. 2 to Registration Statement No. 333-92657 of Palm, Inc. on Form S-1 of our report dated November 29, 1999 (January 24, 2000 as to the third, fourth and fifth paragraphs of Note 13 and all of
Note 15) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

  Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Palm, Inc., listed in Item 15(b). This financial statement schedule is the responsibility of the management of Palm, Inc. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

January 26, 2000